UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 9, 2006
TOWER AUTOMOTIVE, INC.
(Exact name of Registrant as specified in its charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12733	41-1746238
(Commission File Number)	(IRS Employer Identification No.)
27175 HAGGERTY ROAD, NOVI, MICHIGAN 48377
(Address of Principal Executive Offices) (Zip Code)
(248) 675-6000
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ( c))

Item 2.05 Costs Associated with Exit or Disposal Activities
SIGNATURES

Section 2 — Financial Information
Item 2.05 Costs Associated with Exit or Disposal Activities.
On November 9, 2006, Tower Automotive, Inc. (the “Company”) announced that production from its Kendallville, Indiana plant will be consolidated into other Tower facilities in North America as part of its ongoing restructuring plan. This action is part of the Company’s ongoing strategy to reduce excess manufacturing capacity and enhance operational efficiency. The timetable for the transition of work will be decided within the next few weeks.
Total estimated costs associated with this action amount to approximately $19.6 million, which is comprised of employee related costs of $1.3 million, asset impairment charges of $11.7 million, other non-cash charges of $3.5 million and other costs of $3.1 million. Future cash expenditures for these actions are estimated at $4.4 million.
As part of this ongoing process, the Company may undertake additional actions in the future to rationalize and consolidate its operations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER AUTOMOTIVE, INC. Registrant
Date: November 15, 2006	/s/ James A. Mallak
James A. Mallak
Chief Financial Officer